EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

LightPath Technologies, Inc.

Orlando, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of LightPath Technologies, Inc. of our report dated September 19, 2024, relating to the consolidated financial statements as of June 30, 2024 and 2023, and for each of the years in the two-year period ended June 30, 2024, which appears in the 2024 Annual Report on Form 10-K of LightPath Technologies, Inc.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ MSL, P.A.

Orlando, Florida

May 2, 2025